Exhibit 23(p)


                            KELMOORE STRATEGIC TRUST
                       KELMOORE STRATEGY(R)VARIABLE TRUST
                        KELMOORE INVESTMENT COMPANY, INC.

                  CODE OF ETHICS AND POLICY ON PERSONAL TRADING

                            AS AMENDED MARCH 31, 2001
                       ACCESS LIST DATED DECEMBER 11, 2001
--------------------------------------------------------------------------------

         SECTION 1.        STATEMENT OF GENERAL PRINCIPLES.

         Rule 17j-1 under the Investment Company Act of 1940 (the "1940 Act") imposes an obligation on registered investment companies, their investment advisors and principal underwriters to adopt written codes of ethics covering the securities activities of certain of their directors, trustees, officers, and employees. This Code of Ethics and Policy on Personal Trading (the "Code") is designed to ensure that those individuals who have access to information regarding the portfolio securities activities of Kelmoore Investment Company, Inc. (the "Advisor"), the investment advisor and principal underwriter of the Kelmoore Strategic Trust (the "Trust") and the Kelmoore Strategy(R) Variable Trust (the "Variable Trust" and, together with the Trust, the "Trusts"), each an investment company registered under the 1940 Act, do not use that information for their personal benefit or to the detriment of the Trusts or the Advisor.

         It is not the intention of this Code to prohibit personal securities activities by Access Persons (defined below), but rather to prescribe rules designed to prevent actual and apparent conflicts of interest. While it is not possible to address all possible situations in which conflicts may arise, this Code sets forth the policies of the Trusts and the Advisor regarding conduct in those situations in which conflicts are most likely to develop.

         In discharging his or her obligations under the Code, every Access Person should adhere to the following general fiduciary principles governing personal investment activities:

         1. Every Access Person should at all times place the interests of the Trusts' shareholders ahead of his or her own interests with respect to any decision relating to personal investments.

         2. No Access Person should take inappropriate advantage of his or her position by using his or her knowledge of any transactions for the Trusts to his or her personal profit or advantage.

         Furthermore, it is expected that Access Persons will be sensitive to all areas of potential conflict, even if this Code does not address specifically an area of fiduciary responsibility.

         SECTION 2.        DEFINITIONS.

         (a) "ACCESS PERSON" means: (1) any trustee, officer or Advisory Person (as defined below) of the Trusts; or (2) any director, officer or Advisory Person (as defined below) of the Advisor.

         (b) "ADVISORY PERSON" means: (1) any employee of the Trusts or the Advisor, or of any company in a control relationship with the Trusts or the Advisor, who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a Covered Security by the Trusts, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (2) any natural person in a control relationship with the Trusts or the Advisor who obtains information concerning recommendations made to the Trusts with regard to the purchase or sale of Covered Securities.

         (c) A Covered Security is "BEING CONSIDERED FOR PURCHASE OR SALE" when a recommendation to purchase or sell a Covered Security has been made and communicated, and, with respect to a person making a recommendation, when such person seriously considers making such a recommendation.

         (d) "BENEFICIAL OWNERSHIP" shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) of the Securities Exchange Act of 1934. An Access Person may be deemed to have beneficial ownership of an account of another person if, by reason of any contract, arrangement, understanding, relationship or otherwise, the Access Person can share in any profit from the securities in the account, including securities held by a family member sharing the same household, by a partnership, corporation or other entity controlled by the Access Person, or by a trust of which the Access Person is a trustee, beneficiary or settlor.

         (e) "COMPLIANCE OFFICER" means the person appointed by the Trustees to have the powers and authorities needed to carry out the duties and responsibilities delegated by this Code or by resolution of the Trustees. A person appointed as Alternative Compliance Officer shall have the authority to act in the Compliance Officer's stead in the event the Compliance Officer is unable or unwilling to act.

         (f) "COVERED SECURITY" means any Security, except that it does not include securities issued by the Government of the United States or by federal agencies which are direct obligations of the United States, bankers acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments (including repurchase agreements), such other money market instruments as may be designated from time to time by the Trustees and shares of registered open-end investment companies.

         (g) "IPO" means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of section 13 or 15(d) of the Securities Exchange Act of 1934.

         (h) "LIMITED OFFERING" is an offering that is exempt from registration under the Securities Act of 1933 pursuant to section 4(2) or section 4(6) or pursuant to rule 504, rule 505, or rule 506 under the Securities Act of 1933.

         (i) "PURCHASE OR SALE OF A SECURITY" includes, among other things, the writing of an option to purchase or sell a security.

         (j) "SECURITY" shall have the meaning set forth in Section 2(a)(36) of the 1940 Act.

         (k) "SECURITY HELD OR TO BE ACQUIRED BY THE TRUSTS" means any Covered Security which, within the most recent 15 days, is or has been held by the Trusts, or is being or has been considered by the Trusts, or the Advisor for purchase by the Trusts; and any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security described in this paragraph.

         SECTION 3.        TRADING PRACTICES.

         (a) GENERAL. It shall be a violation of this Code for any affiliated person of or principal underwriter for the Trusts or any affiliated person of an investment advisor or a principal underwriter for the Trusts, in connection with the purchase or sale, directly or indirectly, by such person of a Security held or to be acquired by the Trusts:

                  (1) to employ any device, scheme or artifice to defraud the Trusts;

                  (2) to make to the Trusts any untrue statement of a material fact or omit to state to the Trusts a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

                  (3) to engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon the Trusts; or

                  (4) to engage in any manipulative practice with respect to the Trusts.

         (b) SERVICES AS A DIRECTOR. Advisory Persons may not serve on the boards of directors of publicly-traded companies, unless: (1) the individual serving as a director has received prior authorization based upon a determination that the board service would not be inconsistent with the interests of the Trusts; and (2) policies and procedures have been developed that are designed to isolate the individual from those making investment decisions concerning the company in which he or she is a board member.

         (c) PRE-CLEARANCE OF INVESTMENTS. All Advisory Persons must obtain pre-clearance (or prior approval) from the Compliance Officer before directly or indirectly acquiring beneficial ownership in any Covered Security, IPO, Limited Offering or any transactions in options. In order to obtain pre-clearance, all Advisory Persons must complete and sign a "Pre-Clearance Request Form" and obtain the signature of the designated person. A copy of the pre-clearance request is attached as Exhibit C to this Code. When granted, pre-clearance authorizations will be effective until the end of the first trade date in which pre-clearance was obtained. IF THE TRANSACTION IS NOT COMPLETED WITHIN THESE TIME REQUIREMENTS, AN ADVISORY PERSON MUST OBTAIN A NEW PRE-CLEARANCE, INCLUDING ONE FOR ANY UNCOMPLETED PORTION OF THE TRANSACTION. Post-approval is not permitted. If it is determined that an Advisory Person effected a trade before approval or after the clearance expires, he or she will be considered to be in violation of the Code.

         SECTION 4.        TRADES IN SHARES OF THE TRUSTS.

         All purchases and sales of shares of the Trusts that are not part of a systematic or periodic purchase or sale program should be placed by 1:00 p.m. Eastern Standard Time each day, and like all Securities transactions, should not be made when in possession of material, non-public information.

         SECTION 5.        REPORTING.

         (a) All Access Persons (unless specifically exempted under Section 6 hereof) must file with the Compliance Officer a written report with respect to any holding of or transaction in any

                  Covered Security in which such Access Persons have or acquired direct or indirect Beneficial Ownership within:

                  (1) 10 days after becoming an Access Person (an "Initial Report");10 days after the end of each calendar quarter (a "Quarterly Report"); and

                  (2) 30 days after the Trusts' fiscal year end (an "Annual Report") which contains information as of a date not more than 30 days prior to the date the Annual Report is submitted.

         (b) The Initial Report and Annual Report shall be in substantially the form attached hereto as Exhibit B and shall contain the following information:

                  (1) the title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership;

                  (2) the name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person; and

                  (3)      the date of the report.

         (c) Each Quarterly Report shall be in substantially the form attached hereto as Exhibit A and shall contain the following information:

                  (1) the date of the transaction, the name (including interest rate and maturity date, if applicable) and the number of shares or units or principal of each Covered Security involved;

                  (2) the nature of the transaction (I.E., purchase, sale, or any other type of acquisition or disposition);

                  (3) the price of the Covered Security at which the transaction was effected;

                  (4) the name of the broker, dealer or bank with or through whom the transaction was effected;

                  (5) the name of the broker, dealer or bank with whom the Access Person established any account in which any Securities were held during the quarter for the direct or indirect benefit of the Access Person and the date such account was established; and

                  (6)      the date the report was filed.

         (d) For periods in which no reportable transactions were effected or accounts established, a Quarterly Report shall contain a representation that no events subject to the reporting requirement occurred. Such a report is not necessary if duplicate confirmations and periodic statements are filed.

         SECTION 6.        EXCEPTIONS TO REPORTING REQUIREMENTS.

         (a) A Trustee who is not an "interested person" (as defined in the 1940 Act) of the Trusts, and who would be required to make a report solely by reason of his or her position as Trustee, is not required to file an Initial Report or an Annual Report.

         (b) A Trustee who is not an "interested person" (as defined in the 1940 Act) of the Trusts, and who would be required to make a report solely by reason of his or her position as Trustee, is not required to file a Quarterly Report with respect to a transaction in a Covered Security, provided such Trustee neither knew nor, in the ordinary course of fulfilling his or her official duties as Trustee, should have known that, during the 15-day period immediately preceding or following the date of the transaction by the Trustee, such security is or was purchased or sold by the Trusts or is or was being considered for purchase or sale by the Trusts or by the Advisor. Although a Trustee who is not an "interested person" of the Trusts is generally exempt from the reporting requirements of this Code, such Trustee may nevertheless voluntarily file a report representing that he or she did not engage in any securities transactions which, to his or her knowledge, involved securities that were being purchased or sold or considered for purchase by the Trusts during the 15-day period immediately preceding or following the date of the transaction by the Trustee. The failure to file such a report, however, shall not be considered a violation of this Code.

         (c) No Quarterly Report need be made by any Access Person who files copies of confirmations and periodic (monthly or quarterly) brokerage account statements with the Advisor, provided they are filed with the Advisor within the time periods required by Section 5(a) hereof and duplicate the information required to be reported under this Code.

         (d) A person need not make an Initial Report, Quarterly Report or Annual Report with respect to transactions effected for, and any Covered Security held in, any account over which the person has no direct or indirect influence or control.

         SECTION 7.        REVIEW OF REPORTS.

         (a) The Compliance Officer shall review all reports of personal securities transactions filed with the Trusts to determine whether non-compliance with this Code or other applicable trading procedures may have occurred. The Compliance Officer may delegate this function to one or more other persons. Before making any determination that such non-compliance may have occurred, the Compliance Officer shall give such person an opportunity to supply additional explanatory material.

         (b) No person shall review his or her own reports. If a securities transaction of the Compliance Officer is under consideration, the Alternate Compliance Officer shall act in all respects in the manner prescribed herein for the Compliance Officer.

         SECTION 8.        SANCTIONS.

         (a) If the Compliance Officer determines that non-compliance with this Code may have occurred, he or she shall, following consultation with counsel, submit a written determination, together with the relevant reports, if any, and any explanatory material provided, to the Trustees, who shall, following consultation with counsel, make an independent determination of whether a violation has occurred.

         (b) The Trustees may impose such sanctions as they deem appropriate, including a letter of censure, suspension, termination of employment, and/or disgorgement of any profits. Any profits subject to disgorgement will be given to a charity selected by the Trustees or under the Trustees' direction. The Trustees have the authority to interpret the provisions of, and grant exceptions to, this Code in their sole discretion.

         SECTION 9.        OTHER PROCEDURES.

         (a) The Compliance Officer shall identify and maintain a current list of all Access Persons and shall inform the same of their reporting obligations under this Code. The Compliance Officer shall institute procedures to ensure that all reporting Access Persons have submitted reports, confirmations or statements in a timely manner. The Compliance Officer may delegate this function to one or more other persons.

         (b) Access Persons are required to certify upon becoming Access Persons and annually thereafter that they have complied with the requirements of this Code and that they have disclosed or reported all information required to be disclosed or reported pursuant to this Code.

         (c) The Compliance Officer and Alternate Compliance Officer shall be appointed by resolution of the Trustees and their identities shall be maintained in the records of the Trusts.

         (d) The appropriate officer of the Trusts and Advisor shall report to the Trustees, at least annually and in writing, any issues arising under this Code since the last report, including, but not be limited to, information about any material violations of this Code and any sanctions imposed. Such report shall also certify that the Trusts and the Advisor each have adopted procedures reasonably necessary to prevent Access Persons from violating this Code.

         (e) The Compliance Officer shall maintain records under this Code in the manner and to the extent set out in Rule 17j-1(f).

         (f) All reports disclosing personal securities transactions or holdings, and any other information filed pursuant to this Code, shall be treated as confidential, but are subject to review as provided herein and by representatives of the Securities and Exchange Commission.






         I HAVE READ AND UNDERSTOOD THIS CODE. I HAVE COMPLIED WITH THE REQUIREMENTS OF THIS CODE AND HAVE DISCLOSED OR REPORTED ALL INFORMATION REQUIRED TO BE DISCLOSED OR REPORTED PURSUANT TO THIS CODE.
         SIGNATURE_________________________________     DATE____________________

         PRINT NAME________________________________

                             List of Access Persons
                                As of 12/11/2001
KELMOORE STAFF
AND DIRECTORS

Alexander, Donna
Amarante, Paulo
Atkins, Robert K.
Axelson, Bill
Beliveau, Ray
Blumenfeld, Matt
Burke, Kevin
Carrigg, Colleen
Caughran, Tom
Chait, Paul ##
Chase, Ken
Cheung, Nam
Cormier, Gregg
Dallal, Michelle B.
Desai, Katie
Devereaux, E. Drew
Devereaux, Edward John
Devereaux, Pat
Gennari, Rob
Haney, Mike
Hanson, Ken
Harrison, Jim
Hayward, Beth
Heiman, Josh ##
Heiman, Tammy Beth
Hollins, Brian
Humphrey, Chip
Ilukowicz, Greg
Jefford, Natalie
Jones, Doug
Kadis, Max
Kelmon, Jessica
Kelmon, Matt ## *
Kelmon, Michael##
Kelmon, Ralph ## *
Killilea, Tom ## *
Kim, Alex
King, A. Duncan**
Lange, Scott
Lee, Heather
Loukas, Mike
Marler, Debbie
Martin,Barry ##
McClosky, Sean
McDonald, Brian
Montgomery, Cece
Moore, David Richard**

Moore, Norman Hallam**
Mourning, Steve
Nespoli, Frank
Novakovich, Rajik
Parker, James Wesley
Rodde, Scott**
Romanchak, Michael ## *
Rudolph, Ralph
Savarese, Peter
Schillfarth, Richard
Soares, Randi Alyse
Soejanto, Agnet
Southorn, Karen
Stanley, Richard D.##
Stansbery, Gene
Stansbery, Kelly
Such, Asa ##
Sypinero, Warren
Ton, Steven
Toquinto, Jan
Toquinto, Lisa Jeanne
Valenzuela, Patrick
Vaughan, Lucy
Villar, Art
Wheeler, Melissa
Young, Shawn *

*Director
**Director Non
Employee
##Access Persons -
preauthorization

BOARD OF TRUSTEES - KELMOORE STRATEGY(R) VARIABLE TRUST

Michael Romanchak
R. Michael Law*
Michael Stepanian*
Robert T. Lanz*
Shawn K. Young

* Disinterested Trustee

BOARD OF TRUSTEES - KELMOORE STRATEGIC TRUST

William H. Barnes
Jeffrey Ira*
Matthew Kelmon
Lisa Ann McCarthy*
Ignatius J. Panzica*
Stephen W. Player*
Richard D. Stanley
Kenneth D. Treece*

* Disinterested Trustee

                                                                       EXHIBIT A

                            KELMOORE STRATEGIC TRUST
                       KELMOORE STRATEGY(R) VARIABLE TRUST

                        KELMOORE INVESTMENT COMPANY, INC.
                          (AS ADVISOR AND UNDERWRITER)

                     PERSONAL SECURITIES TRANSACTIONS REPORT
                       CALENDAR QUARTER ENDED ___/___/___


During the calendar quarter referred to above, the following transactions were effected in covered securities of which I had, or by reason of such transactions acquired, direct or indirect beneficial ownership:

-------------------------------------------------------------------------------------------------------------------------------
                                                                            NATURE OF
                                              NUMBER OF                    TRANSACTION
                                DATE OF       SHARES OR     PRINCIPAL       (PURCHASE,                  BROKER/DEALER OR BANK
      NAME OF SECURITY        TRANSACTION       UNITS         AMOUNT       SALE, OTHER)      PRICE      THROUGH WHOM EFFECTED
-------------------------------------------------------------------------------------------------------------------------------


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

During the quarter, I established the following accounts in which securities held for my direct or indirect benefit:

-------------------------------------------------------------------------------------------------------------------------------
NAME OF BROKER/DEALER/BANK                                                                    DATE ACCOUNT ESTABLISHED
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------------------


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

THIS REPORT (i) EXCLUDES TRANSACTIONS WITH RESPECT TO WHICH I HAD NO DIRECT OR INDIRECT INFLUENCE OR CONTROL AND (ii) IS NOT AN ADMISSION THAT I HAD OR ACQUIRED ANY DIRECT OR INDIRECT BENEFICIAL OWNERSHIP IN THE SECURITIES LISTED.

Date:______________              Signature:_____________________________________

                                Print Name:_____________________________________

                            KELMOORE STRATEGIC TRUST
                       KELMOORE STRATEGY(R) VARIABLE TRUST

                        KELMOORE INVESTMENT COMPANY, INC.
                          (AS ADVISOR AND UNDERWRITER)
                     PERSONAL SECURITIES TRANSACTIONS REPORT

                     PLEASE CHECK ONE:          INITIAL REPORT

                                                ANNUAL REPORT
--------------------------------------------------------------------------------

I hold direct or indirect beneficial ownership of the covered securities listed below:
(PLEASE CONTINUE LIST ON PAGE 2 OF THIS REPORT OR ATTACH ADDITIONAL PAGES IF NEEDED)

------------------------------------------------------------------------------------------------------------------------
                                                 NUMBER OF SHARES
                                                   OR PRINCIPAL          BROKER, DEALER, BANK OR OTHER ENTITY BY WHICH
                  NAME OF SECURITY                    AMOUNT                         SECURITIES ARE HELD
------------------------------------------------------------------------------------------------------------------------


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

I maintain accounts of securities held for my direct or indirect benefit at the banks/brokers/dealers below:

------------------------------------------------------------------------------------------------------------------------

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

THIS REPORT (i) EXCLUDES SECURITIES WITH RESPECT TO WHICH I HAD NO DIRECT OR INDIRECT INFLUENCE OR CONTROL AND (ii) IS NOT AN ADMISSION THAT I HAVE OR HAD ANY DIRECT OR INDIRECT BENEFICIAL OWNERSHIP IN THE SECURITIES LISTED ABOVE.

         Date:______________        Signature:__________________________________

                                    Print Name:_________________________________

                                                                       EXHIBIT B

                     PERSONAL SECURITIES TRANSACTIONS REPORT


         Name:  _________________________________

         Date:  __________________________________

-----------------------------------------------------------------------------------------------------------------------
                                               NUMBER OF SHARES       BROKER/DEALER, BANK OR OTHER ENTITY WITH WHICH
                  NAME OF SECURITY                OF SECURITY                       SECURITIES ARE HELD
-----------------------------------------------------------------------------------------------------------------------


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

                                                                       EXHIBIT C

                            KELMOORE STRATEGIC TRUST
                       KELMOORE STRATEGY(R) VARIABLE TRUST
                        KELMOORE INVESTMENT COMPANY, INC.

                            REQUEST FOR PRE-CLEARANCE



         NAME:__________________________________________________________________

         DATE:_____________________________            BUY______________________
                                                       SELL_____________________


         I REQUEST PRE-CLEARANCE AUTHORIZATION TO EFFECT A TRANSACTION IN THE SECURITY INDICATED BELOW FOR MY PERSONAL ACCOUNT OR ANOTHER ACCOUNT IN WHICH I HAVE A BENEFICIAL INTEREST. I AM FAMILIAR WITH AND CERTIFY THAT THIS REQUEST IS MADE IN COMPLIANCE WITH THE CODE OF ETHICS.

------------------------------------------------------------------------------------------------------------------
                                                 NUMBER OF
                  NAME OF SECURITY            SHARES OR UNITS           BROKERAGE FIRM AND ACCOUNT NUMBER
------------------------------------------------------------------------------------------------------------------


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

         PLEASE ATTACH SEPARATE SHEET FOR ADDITIONAL SECURITIES.


         Date:______________        Signature:__________________________________
                                    Print Name:_________________________________

         - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
         TRANSACTION AUTHORIZED
         BY:____________________________________________________________________

         DATE:________________________________________